Oxford Media Announces Third Quarter Results

Revenue Increases 176.6% Leading to 403% Increase in Gross Profit

IRVINE, Calif.--Oxford Media, Inc. (OTC Bulletin Board: OXMI), a next generation media distribution and solutions company, specializing and scalable, turnkey hybrid digital VOD and PPV entertainment systems and WiMAX triple play solutions marketed under the OxfordSVI name for the hospitality industry, announced today third quarter results for the period ended September 30, 2006. The results include the operations of both Oxford Media and SVI Hotel Corporation.

The Company had revenue of $5,667,790, a 176.6% increase compared to $2,049,287 for the same period in fiscal 2005. The increase in revenue was primarily due to the acquisition of SVI. Gross profit increased by 403% from $604,061 in the 2005 third quarter to $3,039,079 in the fiscal 2006 third quarter. Gross profit increased as a result of an increase in revenue combined with improved operating margins.

A major factor driving the improved operating results has been the integration and streamlining of operations. The Company moved most of its VOD operations to the SVI facility in Peoria, IL. This move is expected to be completed by the end of the 2006 fourth quarter and has already helped reduce cash operating losses by 60% for the quarter ended September, 30, 2006. The Company lost $878,414 as compared with $2,158,024 for the preceding quarter.

Revenue for the nine months ended September 30, 2006 was $8,380,647, an increase of 105.5% as compared with $4,078,426 for the nine months ended September 30, 2005. Gross profit was $3,897,888 for the nine months ended September 30, 2006, an increased of 213% as compared with $1,243,533 for the nine months ended September 30, 2005. Gross profit increased as a result of the acquisition of SVI, along with improved operating margins.

Cash operating expenses were $8,776,516 and the cash operating loss was $4,878,628 for the nine months ended September 30, 2006, as compared with cash operating expenses of $2,598,883 and $1,355,350 for the same period in the prior year. The operating loss for the nine months ended September 30, 2006, when including non-cash components of stock based compensation of $3,521,764 and depreciation and amortization of $1,179,490 was $9,579,882 compared with an operating loss of $3,518,199 for the nine months ended September 30, 2006, which included stock based compensation of $2,089,420 and depreciation and amortization of $73,429.

Other income and expense for the nine months ended September 30, 2006 included interest expense of $1,368,686, debt extinguishment costs of $1,322,212, loan extension fees of $2,609,522, liquidated damages of $341,667 and a loss on derivative liabilities of $2,564,504 which resulted in a net loss of $17,777,515. For the nine months ended September 30, 2005, interest expense was $588,830, loss form derivative liabilities was $26,345 and the net loss was $4,133,374.

Preferred dividends for the nine months ended September 30, 2006 were $288,855 and the net loss applicable to common shareholders was ($1.00) per share versus ($0.48) per share for the nine months ended September 30,2005.

“We are pleased with the significant progress we have made in the first full quarter of operations of the combined company,” said Lew Jaffe, CEO of Oxford Media. “In just a short period of time, we have identified significant synergies between the companies, which will drive revenue growth and cost savings in the coming quarters. In the coming quarters, Oxford expects to upgrade SVI’s analogue tape based customers to Oxford's next generation VOD platform. This has provided opportunities for Oxford to reach customers in more than 1,500 of the 1,900 hotels currently serviced by SVI. As a result of these and other initiatives, we expect OxfordSVI to be cash flow positive in the first quarter of 2007.”

In addition, the Company raised an additional $2 million from Midsummer Capital, which amount represented the completion of the $11.5 million debt financing commenced in September, 2006. HPC Capital of Atlanta and New York acted as the non-exclusive placement agent for the financing.

The Company expects to provide additional details in a Letter to Shareholders being released early next week along with details on a shareholder update conference call where the company will discuss its current activity as well as provide an outlook for 2007.

About Oxford Media, Inc.

Oxford Media Inc., through its wholly owned subsidiary OxfordSVI, provides VOD/PPV solutions, High Speed Internet access and related services to over 2,400 hotels consisting of 225,000 rooms across the U.S. With its 18 year history in the VOD and hospitality industry, OxfordSVI has developed a portfolio of client hotels principally focused on building guest value and repeat business in the hospitality industry. OxfordSVI’s VOD systems offer hotel guests a variety of video content on-demand including the latest first-run Hollywood Movies, while providing hotel owners with a positive return on investment. Additional services include; high speed internet access, Free-To-Guest programming, and security system solutions.

The Company also develops technology for enabling cost effective next generation solutions for “wireless triple play” employing proprietary technology and is a member and recognized leader for Video transmission in the WiMAX forum. The company plans to leverage the value of its broad geographic rooftop locations using a WiMAX distribution model for its high value content on the edge.

OxfordSVI’s market is mainly comprised of small and mid-sized hotels and motels -- a segment of the hotel industry previously underserved and unable to offer such services to their guests. This targeted market of hotel properties between 50 to 300 rooms comprises over 2.4 million hotel rooms in the U.S. and represents approximately 56% of the total hotel market. OxfordSVI also develops technology for maximizing video content over WiMAX and other wireless networks and obtains roof rights from their customers in order to provide internet access and content distribution over WiMAX.

Oxford's wholly owned subsidiary Creative Business Concepts, Inc. is a business systems provider specializing in IP networks, IT Security and IT Integration, and Telecom. As part of these service offerings, CBC designs and installs specialty communication systems for data, voice, video, and telecom.

Note: All Oxford Media, Inc. issued press releases appear on the Company's website (http://www.oxfordmediainc.com). Any announcement that does not appear on the Oxford Media, Inc. website has not been issued by Oxford Media, Inc.

Special Note Regarding Forward-Looking Statements: Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing business, are forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements in this release are based upon information available to the Company on the date of this release. Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue growth opportunities associated with any acquisitions, planned or otherwise. Additionally, forward-looking statements concerning the performance of the Company's business are based on current market conditions and risks, which may change as the result of certain regulatory, competitive or economic events, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:
CEOcast, Inc. for Oxford Media, Inc.
Andrew Hellman, 212-732-4300